Exhibit 99.2

NEWS

Contact:	Tom Marder
(301) 380-2553
thomas.marder@marriott.com

NOW & NEXT: Marriott International Charts Future Success

Record Growth, Powerful Portfolio Expected to Drive Profitability and Cash Flow to Shareholders

Bethesda, MD – September 8, 2014 - With plans to add over 1,300 hotels globally - or more than six hotels a week - from 2014 through 2017, Marriott International, Inc. (NASDAQ: MAR) will tell a meeting of security analysts and institutional investors today that its portfolio could total over 5,000 hotels in 100 countries. With a record pipeline already in place, Marriott expects to add between 200,000 and 235,000 new rooms around the world in 2014 through 2017.

In presentations at the new Marriott Marquis Washington, D.C., the company will say assuming 6 percent RevPAR (Revenue per Available Room) growth in 2014, the midpoint of its current guidance, and 4 to 6 percent annual RevPAR growth in 2015 through 2017, the company could produce diluted earnings per share (EPS) of between $4.00 and $4.60 by 2017, a compound growth rate of 19 to 23 percent over the period. Given these RevPAR assumptions, cash available for dividends and share repurchases could total $6.7 billion to $7.6 billion for the four years 2014 through 2017.

“This is a great time to be in the hotel business,” said Arne Sorenson, Marriott International president and chief executive officer. “Around the world, this is a golden age of travel. In 2012, international trips topped a record one billion, and we would like to see that double over the next 10 years. Economic growth and rising middle classes are driving this travel, and we now have more hotels open or in development outside the U.S. than at any time in our company’s history. In North America, we believe we are only midway through an elongated lodging cycle, with considerable upside to come.”

Discussing its operating model, the company will say that assuming the RevPAR growth detailed above, it would expect:

—	Worldwide total fees of $2.2 billion to $2.4 billion by 2017, a 10 to 12 percent compound growth rate from 2013;

—	Incentive management fees of $445 million to $510 million in 2017, a 15 to 19 percent compound growth rate from 2013;

—	Adjusted earnings before interest, taxes, depreciation and amortization (EBITDA) of between $2.1 billion to $2.3 billion by 2017, a 12 to 14 percent compound growth rate from 2013;

—	Operating income margins of 45 to 46 percent by 2017; and

—	Pre-tax return on invested capital of 48 to 53 percent by 2017.

The company’s investment spending for the three years from 2012 to 2014, including capital expenditures, note advances, contract acquisition costs and joint venture investments, is expected to total $2.0 billion to $2.2 billion, roughly 20 percent lower than that modeled for the same three-year period at the last analyst meeting in June 2012. The company’s investment spending for the next three years, 2015 to 2017 is expected to total $1.6 billion to $1.8 billion, 20 percent lower still.

Marriott will say it is focused on aggressive growth in new markets and new brands. In recent years, Marriott has introduced or acquired six brands, Gaylord, Moxy, EDITION, Protea, AC Hotels by Marriott and Autograph Collection, each positioned to capture a new customer or provide a new stay experience for our already loyal customers, and expected to account for 20 percent of the company’s unit growth through 2017. In fact, the Autograph Collection is the fastest growing collection of independent full-service hotels and will soon welcome The Atlantis Paradise Island.

The company’s luxury and lifestyle portfolio is in position to capture the loyalties of Generations X and Y, which are expected to account for 90 percent of the working age population within a decade. These exciting brands include The Ritz-Carlton, JW Marriott, Renaissance, EDITION, AC Hotels by Marriott, Moxy and Autograph Collection.

Marriott’s limited-service brands continue to drive growth in North America and are attracting a loyal following in markets abroad where their design reflects local tastes. Marriott also has the preeminent meetings and convention hotel network in the U.S., with the addition of Gaylord properties and hotels such as the Marriott Marquis Washington, D.C. The company is reimagining and reinventing its first brand, Marriott Hotels, such as introducing the M Club lounge, which brings the concierge lounge to the first floor and boosts food and beverage sales and guest engagement.

In total, the company expects to open 200,000 to 235,000 rooms from 2014 to 2017. Given the company’s RevPAR growth assumptions, these new rooms could generate roughly $360 million in fee revenue in 2017 or approximately $450 million annually once stabilized.

Marriott.com, one of the company’s most important connections to its customers, receives 35 million visits per month and booked a quarter of Marriott’s room nights in 2013, generating nearly $10 billion in gross room bookings. The Marriott.com mobile app generated $1.3 billion of those bookings in 2013.

Another driver of growth is Marriott Rewards, ranked the most popular loyalty program in the industry by U.S. News & World Report. Its 47 million members account for 50 percent of all paid and stayed room nights.

Regionally, in Asia Pacific, Marriott’s second largest region following North America, the company expects to double its portfolio by 2017, reaching 300 to 315 hotels in 19 countries. China’s role in this growth is significant – almost 40 percent of the company’s 5 million Marriott Rewards members in the Asia Pacific region live in China.

Marriott’s growth in the Middle East and Africa region has doubled in less than three years. By 2017, Marriott expects to have a portfolio of 31,000 to 33,000 rooms in 29 countries throughout the region, a 24 to 26 percent compound growth rate from 2013, driven significantly by Marriott’s acquisition earlier this year of South Africa’s Protea Hospitality Group.

“We are focused on growing a superior brand portfolio through long-term, high quality contracts with minimal investments, resulting in strong free cash flow, high return on invested capital and meaningful earnings growth,” said Carl Berquist, Marriott’s executive vice president and chief financial officer. “It’s a strategy that creates considerable shareholder value.”

Marriott International, Inc. is a global leading lodging company based in Bethesda, Maryland, USA, with more than 4,000 properties, and more than 690,000 rooms in 79 countries and territories. Marriott International reported revenues of nearly $13 billion in fiscal year 2013. The company operates and franchises hotels and licenses vacation ownership resorts under 18 brands. Marriott has been consistently recognized as a top employer and for its superior business ethics. The company also manages the award-winning guest loyalty program, Marriott Rewards® and The Ritz-Carlton Rewards® program, which together comprise 47 million members. For more information or reservations, please visit our website at www.marriott.com, and for the latest company news, visit www.marriottnewscenter.com.

Marriott will provide a live webcast of today’s investor and security analyst conference. The live webcast will be available for U.S. investors on September 8, 2014 from approximately 10:00 am to 3:30 pm Eastern Daylight Time (EDT). Slides and video from the meeting will be provided through a live webcast via Marriott’s investor relations web site. The slides contain financial models for the four-year period, including estimates of earnings before interest, taxes, depreciation and amortization (EBITDA), return on invested capital, and free cash flow, as well as non-GAAP financial measure reconciliations for those estimates as appropriate. Copies of the slides will be available for download approximately one hour before the start of the presentation. Those wishing to access the webcast should log onto http://www.marriott.com/investor, and click on the Security Analyst Meeting link under the “Recent & Upcoming Events” tab. Presentation materials from the meeting and the webcast replay will be available online after the meeting as well. Investor or analyst questions concerning the analyst conference should be addressed to Marriott Investor Relations at (301) 380-1379 or investorrelations@marriott.com.

Note on Forward Looking Statements: This press release contains “forward-looking statements” within the meaning of federal securities laws, including RevPAR, profit margin and earnings trends; the number of lodging properties we may add in future years; our potential investment spending and similar statements concerning possible future events or expectations that are not historical facts. We caution you that these statements are not guarantees of future performance and are subject to a number of risks and uncertainties, including changes in market conditions; the continuation and pace of the economic recovery; supply and demand changes for hotel rooms; competitive conditions in the lodging industry; relationships with clients and property owners; the availability of capital to finance hotel growth and refurbishment; and other risk factors that we identify in our most recent quarterly report on Form 10-Q; any of which could cause actual results to differ materially from the expectations we express or imply here. We make these statements as of September 8, 2014 and we assume no obligation to publicly update or revise any forward-looking statement, whether as a result of new information, future events or otherwise.

For a complete set of Non-GAAP financial tables, click

here: http://investor.shareholder.com/mar/reconciliations.cfm

MARRIOTT INTERNATIONAL, INC.

Non-GAAP Financial Measures and Reconciliations

Non-GAAP Financial Measures

We report certain financial measures that are not required by United States generally accepted accounting principles (“GAAP”). We discuss management’s reasons for reporting these non-GAAP measures below, and the tables on the following pages reconcile the most directly comparable GAAP measure to each non-GAAP measure we present (which we identify with the symbol “†”). Although management evaluates and presents these non-GAAP measures for the reasons we describe, please be aware that these non-GAAP measures have limitations, and you should not consider these measures in isolation or as a substitute for revenue, operating income, income from continuing operations, net income, earnings per share or any other comparable operating measure prescribed by GAAP. We may also calculate and/or present these non-GAAP financial measures differently from measures with the same or similar names that other companies report, so the non-GAAP measures we report may not be comparable to those reported by others.

Earnings Before Interest Expense and Taxes (“EBIT”) and Earnings Before Interest Expense, Taxes, Depreciation and Amortization (“EBITDA”). EBIT reflects net income excluding the impact of interest expense and provision for income taxes, and EBITDA reflects EBIT excluding the impact of depreciation and amortization expense. We consider EBITDA to be a meaningful indicator of operating performance because we use it to measure our ability to service debt, fund capital expenditures, and expand our business. We also use EBIT and EBITDA, as do analysts, lenders, investors and others, to evaluate companies because they exclude certain items that can vary widely across different industries or among companies within the same industry. For example, interest expense can depend on a company’s capital structure, debt levels and credit ratings. Accordingly, the impact of interest expense on earnings can vary significantly among companies. The tax positions of companies can also vary because of their differing abilities to take advantage of tax benefits and because of the tax policies of the jurisdictions in which they operate. As a result, effective tax rates and provision for income taxes can vary considerably among companies. EBITDA further excludes depreciation and amortization expense we report under “Depreciation, amortization, and other”, as well as depreciation included under “Reimbursed costs” in our Consolidated Statements of Income, because companies utilize productive assets of different ages and use different methods of both acquiring and depreciating productive assets. These differences can result in considerable variability in the relative costs of productive assets and the depreciation and amortization expense among companies.

Adjusted EBITDA. We also evaluate Adjusted EBITDA as a meaningful indicator of operating performance. Adjusted EBITDA reflects adjustments to exclude share-based compensation for all periods presented. Because companies use share-based payment awards differently, both in the type and quantity of awards granted, we exclude share-based compensation expense to address considerable variability among companies in recording compensation expense. We believe that Adjusted EBITDA that excludes this item is a meaningful measure of our operating performance because it permits period-over-period comparisons of our ongoing core operations before this item and facilitates our comparison of results with those of other lodging companies.

EBIT, EBITDA and Adjusted EBITDA exclude certain cash expenses that we are obligated to make.

Adjusted Debt/Earnings Before Interest Expense, Taxes, Depreciation and Amortization, Rent (“EBITDAR”) Coverage. We calculate adjusted debt as the sum of total debt, anticipated future operating lease payments and guarantee funding. EBITDAR reflects operating income excluding the elements described in EBITDA and Adjusted EBITDA (described above) and rent expenses from operating leases. We calculate the coverage ratio by dividing adjusted debt by adjusted EBITDAR. We consider Adjusted Debt/EBITDAR coverage to be a meaningful indicator of operating performance because credit rating agencies use it to assess our credit quality.

Adjusted Depreciation, Amortization, and Other. We recorded a $25 million impairment charge in the first half of 2014 following an evaluation of our EDITION hotels for recovery and determination that our cost estimates exceeded our total fixed sales price. We believe that excluding this 2014 first half charge from “Depreciation, amortization, and other” provides a more meaningful measure of our performance because this measure permits period-over-period comparisons of our ongoing core operations before this item and facilitate our comparison of results before this item with results from other lodging companies.

Return on Invested Capital (“ROIC”). We calculate ROIC as EBIT divided by average invested capital. We consider ROIC to be a meaningful indicator of our operating performance, and we evaluate ROIC because it measures how effectively we use the money we invest in our lodging operations.

Cash Available for Investment and Return to Shareholders. We calculate cash available for investments and return to shareholders as the sum of net cash provided by operating activities, net debt issuance, issuance of common stock and other, and capital recycling. Cash available for shareholders excludes anticipated investment spending. We consider cash available for investments and return to shareholders to be a meaningful indicator of our operating performance and evaluate it because it represents the cash we expect to have for debt service requirements, incremental investments, share repurchases, and other purposes.

Operating Income Margin Excluding Cost Reimbursements. Cost reimbursements revenue represents reimbursements we receive for costs we incur on behalf of managed and franchised properties and relates, predominantly, to payroll costs at managed properties where we are the employer, but also includes reimbursements for other costs, such as those associated with our Marriott Rewards and The Ritz-Carlton Rewards programs. As we record cost reimbursements based on the costs we incur with no added markup, this revenue and related expense has no impact on either our operating income or net income, because cost reimbursements revenue net of reimbursed costs expense is zero. In calculating adjusted operating income margin we consider total revenues as adjusted to exclude cost reimbursements and, therefore, adjusted operating income margin excluding cost reimbursements to be meaningful metrics as they represent that portion of revenue and operating income margin that impacts operating income and net income.

Cash Used in Investing Activities and Investment Spending. We consider these non-GAAP measures to be meaningful metrics and evaluate them because they provide detail on our estimated cumulative capital allocations for the three-year periods from 2012 to 2014 and 2015 to 2017, as well as the four-year period from 2014 to 2017.

MARRIOTT INTERNATIONAL, INC.

Non-GAAP Financial Measures

EBITDA And Adjusted EBITDA

($ in millions)

		Range
		Fiscal Year 2017 Estimate
	As Reported Fiscal Year 2013	4% Annual RevPAR Growth [1]	6% Annual RevPAR Growth [2]
Net Income	$626	$985	$1,100
Interest expense	120	260	280
Tax provision	271	460	520
Depreciation and amortization	127	160	160
Depreciation classified in Reimburse costs	48	60	60
Interest expense from unconsolidated joint ventures	4	5	5
Depreciation and amortization from unconsolidated joint ventures	13	15	15

EBITDA†	$1,209	$1,945	$2,140

Share-based compensation (including share-based compensation reimbursed by third-party owners)	116	130	130

Adjusted EBITDA†	$1,325	$2,075	$2,270

†	Denotes non-GAAP financial measures. Please see pages 5 and 6 for additional information about our reasons for providing these alternative financial measures and the limitations on their use.
[1]	Assumes 6% RevPAR growth in 2014 and 4% RevPAR growth in 2015 through 2017.
[2]	Assumes 6% RevPAR growth in 2014 through 2017.

MARRIOTT INTERNATIONAL, INC.

Non-GAAP Financial Measures

Adjusted Depreciation, Amortization, and Other

($ in millions)

Fiscal Year 2014
Depreciation, amortization, and other as reported	$145
Less: EDITION impairment charge	(25)

Depreciation, amortization, and other as adjusted †	$120

†	Denotes non-GAAP financial measures. Please see pages 5 and 6 for additional information about our reasons for providing these alternative financial measures and the limitations on their use.

Marriott International, Inc.

Non-GAAP Financial Measures

Return on Invested Capital†

The reconciliations of income from continuing operations to earnings before interest expense and income taxes (“EBIT”) is as follows:

	Fiscal Year 2017 Estimate
($ in millions)	4% Annual RevPAR Growth[1]	6% Annual RevPAR Growth[2]	Fiscal Year 2013	Fiscal Year 2007
Income from continuing operations	$985	$1,100	$626	$697
Add:
Provision for income taxes	460	520	271	441
Provision for income taxes related to noncontrolling interest in losses of consolidated subsidiaries	—	—	—	—
Interest expense	260	280	120	184
Timeshare interest[3]	—	—	—	24

EBIT†	$1,705	$1,900	$1,017	$1,346

The reconciliations of assets to invested capital and adjusted invested capital are as follows:

	Year-End 2017 Estimate
($ in millions)	4% Annual RevPAR Growth[1]	6% Annual RevPAR Growth[2]	Year-End 2016 Estimate	Year-End 2013	Year-End 2012	Year-End 2007	Year-End 2006
Assets	$7,020	$7,005	$6,605	$6,794	$6,342	$8,942	$8,588
Add:
Current liabilities - discontinued operations[4]	—	—		—	—	13	55
Less:
Current liabilities, net of current portion of long-term debt[5]	(2,630)	(2,630)	(2,610)	(2,623)	(2,366)	(2,701)	(2,507)
Assets - discontinued operations[4]	—	—		—	—	(53)	(91)
Deferred tax assets, net[6]	(650)	(630)	(615)	(880)	(943)	(863)	(865)
Timeshare capitalized interest[7]	—	—		—	—	(19)	(19)

Invested capital †	$3,740	$3,745	$3,380	$3,291	$3,033	$5,319	$5,161

Average invested capital†[8]	$3,560	$3,563		$3,162		$5,240

Return on invested capital†	48%	53%		32%		26%

†	Denotes non-GAAP financial measures. Please see pages 5 and 6 for additional information about our reasons for providing these alternative financial measures and the limitations on their use.
[1]	Assumes 6% RevPAR growth in 2014 and 4% RevPAR growth in 2015 through 2017.
[2]	Assumes 6% RevPAR growth in 2014 through 2017.
[3]

Timeshare interest represents (for periods prior to the date of our spin-off of our timeshare operations and timeshare development business) previously capitalized interest that is a component of product cost.

[4]

Assets net of current liabilities associated with discontinued operations deducted because the return on invested capital metric we analyze is related to our core lodging business (continuing operations). The assets net of current liabilities in 2007 relate to our synthetic fuel operations, which ceased operations in that year.

[5]	Deducted because they will be satisfied in the short term.
[6]	Deducted because the numerator of the calculation is a pre-tax number.
[7]	Deducted because the numerator of the calculation is a pre-interest expense number.
[8]	Calculated as “Invested capital” for the current year and prior year, divided by two.

MARRIOTT INTERNATIONAL, INC

Non-GAAP Financial Measures

Cash Available for Investment and Return to Shareholders

($ in billions)

Estimate Fiscal Years 2014-2017E1
Detail of Cash Availiable for Investment
Net Income	$3.5
Share-based compensation	0.5
Depreciation and amortization	0.6
Income Taxes	0.2
Other operating profit adjustment and working capital changes	0.3
Liability for Guest Loyalty Program	0.6

Net cash provided by operating activities	$5.7
Capital recycling	1.5
Net debt issuance	2.3
Issuance of common stock and other	0.3

Total cash available for investment†	$9.8

Less: Cash used in investing activities	(2.6)

Cash available for shareholders†	$7.2

†	Denotes non-GAAP financial measures. Please see pages 5 and 6 for additional information about our reasons for providing these alternative financial measures and the limitations on their use.
[1]	Based on mid-point of estimated range of $6.7 billion to $7.6 billion.

MARRIOTT INTERNATIONAL, INC.

Non-GAAP Financial Measures

Operating Income Margin Excluding Cost Reimbursements

($ in millions)

			Fiscal Year 2017 Estimate
	Fiscal Year 2007	Fiscal Year 2013	4% Annual RevPAR Growth[1]	6% Annual RevPAR Growth[2]
Operating income as reported	$1,188	$988	$1,650	$1,845

Total revenues as reported	$12,990	$12,784	***	***
Less: Cost reimbursements	(8,575)	(10,291)	***	***

Total revenues excluding cost reimbursements†	$4,415	$2,493	$3,675	$3,990

Operating margin excluding cost reimbursements†	27%	40%	45%	46%

†	Denotes non-GAAP financial measures. Please see pages 5 and 6 for additional information about our reasons for providing these alternative financial measures and the limitations on their use.
[1]	Assumes 6% RevPAR growth in 2014 and 4% RevPAR growth in 2015 through 2017.
[2]	Assumes 6% RevPAR growth in 2014 through 2017.
***	Detailed guidance not provided.

MARRIOTT INTERNATIONAL, INC.

Non-GAAP Financial Measures

Cash Used In Investing Activities and Investment Spending

($ in billions)

	Estimate[1] Fiscal Years 2012 - 2014E	Fiscal Years 2012 - 2014E % of Investments	Estimate[2] Fiscal Years 2015E - 2017E	Fiscal Years 2015E - 2017E % of Investments	Estimate[3] Fiscal Years 2014E - 2017E	Fiscal Years 2014E - 2017E % of Investments
Net cash used in (provided by) investing activities	$1.3		$0.9		$1.1
Less cash provided by:
Dispositions	(0.7)		(0.7)		(1.3)
Loan collections and sales	(0.3)		(0.1)		(0.2)
Other investing activities	0.2		—		—

Cash used in investing activities†	$2.1		$1.7		$2.6

Detail of Cash used in investing activities and Investment Spending
Capital expenditures	***		***		$0.6	23%
Maintenance capital expenditures	***		***		0.5	18%

Total capital expenditures	$1.3	61%	$0.6	37%	$1.1	41%
Loan advances	$0.2	7%	$0.3	19%	$0.4	17%
Equity and cost method investments	0.1	3%	0.2	10%	0.2	8%
Contract acquisition costs	0.6	29%	0.6	34%	0.9	34%

Investments†	$2.1	100%	$1.7	100%	$2.6	100%

†	Denotes non-GAAP financial measures. Please see pages 5 and 6 for additional information about our reasons for providing these alternative financial measures and the limitations on their use.
[1]	Includes mid-point of 2014E current investment spending guidance of $800 million to $1 billion.
[2]	Based on mid-point of estimated range of $1.6 billion to $1.8 billion.
[3]	Based on mid-point of estimated range of $2.5 billion to $2.7 billion.
***	Detailed guidance not provided.